Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Frank Witney, Chief Executive Officer of Dionex Corporation, hereby certifies that, to the best of his knowledge:
1.	Dionex Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, and to which this Certification is attached (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Dionex Corporation.

By:	/s/ Frank Witney Name: Frank Witney
Title: President, Chief Executive Officer and Director
Date: November 6, 2009
“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dionex Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”